EXHIBIT 10(I)

                                  AGREEMENT

      THIS AGREEMENT, executed as of the first day of July, 1991, between BANKNORTH GROUP, INC., a bank holding company organized under the laws of the State of Delaware (hereinafter called the "Corporation") and WILLIAM H. CHADWICK (hereinafter called the "Employee");

      WHEREAS, the Employee is the Vice Chairman and Chief Operating Officer of the Corporation; and

      WHEREAS, the parties hereto, recognizing that the Employee cannot achieve the full retirement benefit of the Corporation's pension plan through his services to the Corporation under the Employment Agreement dated as of February 24, 1987, among the Employee, Howard Bancorp (predecessor in interest to the Corporation) and The Howard Bank, N.A., as amended by Amendment dated October 9, 1990 among Employee, Corporation and the Howard Bank, N.A. (hereinafter collectively called the "Employment Agreement"), agreed prior to the Employee's employment that the Employee would receive the benefits described in this Agreement; and

      WHEREAS, the Corporation deems it to be in the Corporation's best interest to attempt to retain the Employee's services as Vice Chairman and Chief Operating Officer of the Corporation at least until he reaches his normal retirement date on December 1, 2001 (hereinafter sometimes the "normal retirement date");

      NOW, THEREFORE, in consideration of the service performed in the past and to be rendered in the future by the Employee, the parties hereto agree as follows:

      1. Prior Agreement. This Agreement is intended to supersede and replace in all respects an agreement dated as of November 1, 1987 ("Prior Agreement") between Howard Bancorp (predecessor in interest to the Corporation) and Employee. The Prior Agreement is hereby terminated by Employee and Corporation, who declare the Prior Agreement void and of no further effect.

      2. Employment. The Employee agrees that benefits will accrue hereunder only as long as he continues to serve as Vice Chairman and Chief Operating Officer of the Corporation. Notwithstanding the Employee's continued service with the Corporation as consideration for the Corporation's promises herein, this Agreement shall not be construed as a contract of employment and nothing contained in this Agreement shall be construed as a right of the Employee to be continued in the employment of the Corporation or as a limitation on the right of the Corporation to discharge the Employee.

      3. Compensation After Retirement. The Employee may retire from the active service of the Corporation on December 1, 2001, or upon such earlier or later date as may be mutually agreed upon by the Employee and the Corporation. Commencing on the first business day of the month following the Employee's normal retirement date, or an earlier or later retirement date if so agreed by the parties, the Corporation shall pay to the Employee in each year of the Employee's life after retirement the Annual Deferred Compensation Benefit determined as of the date of retirement in equal monthly installments. Such payments to the Employee shall terminate as of the date of the Employee's death. (For example, if the Employee retires on his normal retirement date with a full accrued Annual Deferred Compensation Benefit he shall be paid the sum of $6,625 per month until the date of his death.)

      4. Pre-retirement Death Benefit. If the Employee dies while still in the active service of the Corporation, the Corporation shall pay to the Employee's spouse, beginning on the first business day of the month following the month in which the Employee died, a deferred compensation benefit which shall be equal to fifty percent (50%) of the Annual Deferred Compensation Benefit which has accrued as of the date of the Employee's death. Such deferred compensation benefit payments shall be paid to the Employee's spouse in equal monthly installments and shall terminate as of the date of death of the Employee's spouse. If on the date of his death the Employee is in the active service of the Corporation and is not married, then no deferred compensation benefit shall be payable hereunder. (For example, if the Employee were to die on December 14, 1991, then the Employee's spouse, if he were then married, would be entitled to receive a monthly payment of $1,104.17 [($21,200 + $5,300 annual accrual x 1 year) x 50% divided by 12 months] until the date of her death.)

      5.  Disability Benefit.

      (a) If the Employee, due to a permanent physical or mental disability, is unable to continue to serve in his capacity as Vice Chairman and Chief Operating Officer, the Corporation shall pay to the Employee annually until the date of his death the greater of (i) the Annual Deferred Compensation Benefit which the Employee has accrued as of the date of disability, or (ii) fifty percent (50%) of the total Annual Deferred Compensation Benefit which the Employee would have accrued had he remained in the active service of the Corporation until December 1, 2001. Such deferred compensation benefit payments shall commence as of the first business day of the month following the date of disability and shall be paid in equal monthly installments.

      (b) If the Employee dies while so disabled and while receiving benefits hereunder, the Corporation shall pay to the Employee's spouse, if then living, beginning on the first day of the month following the month in which the Employee died, a deferred compensation benefit which shall be equal to fifty percent (50%) of the Annual Deferred Compensation Benefit which would have been paid to the Employee because of such disability had he survived. Such deferred compensation benefit payments shall be paid to the Employee's spouse in equal monthly installments in the same manner as the payments were made to the Employee. Such payment to the Employee's spouse shall terminate as of the date of death of the Employee's spouse. If the Employee is not married as of the date of his death, no deferred compensation benefit shall be payable hereunder.

      (c) The Board of Directors of the Corporation shall determine whether a permanent disability for this purpose exists and the date of such permanent disability, and such determinations shall be binding upon the Employee and the Corporation.

      6.  Termination of Employment.

      (a) If the Employee voluntarily terminates his employment with the Corporation prior to December 1, 2001, or if the Corporation discharges the Employee without his consent (whether with or without cause) prior to December 1, 2001, the Corporation shall pay to the Employee the Annual Deferred Compensation Benefit which the Employee has accrued as of the date of termination of employment. Such deferred compensation benefit payments shall commence upon the first business day of the month following December 1, 2001 (on which date the Employee shall be deemed to have retired). Such payments to the Employee shall be made in accordance with the provisions of Paragraph 3 hereof.

      (b) If following termination of employment the Employee dies prior to December 1, 2001, the Employee's spouse shall be entitled to receive a deferred compensation benefit which shall equal fifty percent (50%) of the Annual Deferred Compensation Benefit which would have been paid to the Employee following his normal retirement date. Such deferred compensation benefit payments shall not commence until the first business day of the month following December 1, 2001, if the Employee's spouse is then living, and shall be paid in equal monthly installments. Such payments to the Employee's spouse shall terminate as of the date of her death. If following termination of employment the Employee dies subsequent to receipt of any payments hereunder, or if the Employee is not married as of the date of his death, no deferred compensation benefit shall be payable hereunder after the Employee's death.

      (c) If the Employee shall become disabled after his employment with the Corporation has terminated, he shall not be entitled to any payment of deferred compensation benefits hereunder until his deemed retirement as described in Paragraph 6(a) above.

      7. Annual Deferred Compensation Benefit. The Annual Deferred Compensation Benefit shall be determined as follows:

      (a) As of December 1, 1990, the Annual Deferred Compensation Benefit is hereby defined to be $21,200.

      (b) On December 1 of each year from and including December 1, 1991 through and including December 1, 2001, the Annual Deferred Compensation Benefit shall be increased by $5,300, if during the entire preceding year the Employee was in the active service of the Corporation. If the Employee retires, dies, is disabled or his service with the Corporation is terminated before December 1, 2001 in circumstances under which the Employee or his spouse is entitled to benefits hereunder, the Annual Deferred Compensation Benefit shall be increased by $442 for each full calendar month that the Employee was in the active service of the Corporation in any final partial year of service.

      (c) Therefore, the maximum possible Annual Deferred Compensation Benefit is $79,500 per year.

      8.  Change-in-Control.

      (a) In the event of a "Change-in-Control" (as defined in Paragraph 2.6 of the Employment Agreement) of the Corporation, subsequent to which the Employee's employment is terminated, then at the time of the last payment of compensation to the Employee under the Employment Agreement or any successor agreement there shall also be paid to the Employee hereunder a lump sum payment which shall be actuarially equivalent to the payments he would be entitled to receive upon his normal retirement date if then living, provided that such Annual Deferred Compensation Benefit shall accrue pursuant to Paragraph 7 hereof only until the date of such last payment of compensation under the Employment Agreement.

      (b) The term "actuarially equivalent" as used in this Agreement shall mean actuarially equivalent based upon the 1983 Group Annuity Mortality Table and based on eight percent (8%) interest.

      9.  General Rules of Calculation and Construction.
      Notwithstanding any other provisions of this Agreement:

      (a) The Annual Deferred Compensation Benefit payable to the Employee shall not be greater than $79,500 per year.

      (b) The deferred compensation benefit payable to the Employee's spouse in any year shall not be greater than fifty percent (50%) of the benefit to which the Employee would have been entitled were he living.

      (c) No payments shall be due the Employee after his death.

      (d) No payments shall be due the Employee's spouse after her death.

      (e) Only the person who is the Employee's spouse at the date of execution of this Agreement shall be entitled to benefits hereunder and then only if such person is the Employee's spouse at the time of his death, and no other spouse of the Employee shall be entitled to benefits hereunder.

      (f) Accruals to the Annual Deferred Compensation Benefit shall be prorated on the basis of full months only and not on a daily basis.

      (g) There shall be no proration of benefits hereunder for any partial month.

      (h) No person other than the Employee and his spouse at the time of execution of this Agreement shall have any right to deferred compensation benefits hereunder.

      (i) For so long as the Employee shall be entitled to receive payments under Paragraph 4.3(a) of the Employment Agreement, the Employee shall be considered to be in the service of the Corporation as Vice Chairman and Chief Operating Officer for all purposes of this Agreement (specifically including benefit accrual), but he shall not be considered to be in the Corporation's service beyond his normal retirement date.

      10. Forfeiture of Deferred Compensation Benefits. The Employee shall comply with the following conditions during the term of his employment and following the termination of his employment until such time as his deferred compensation benefits are no longer payable to him under the terms of this
Agreement:

      (a) The Employee shall not, without the written consent of the Corporation, be an officer, director, shareholder, employee or agent of, any corporation, partnership or other entity, which in the reasonable opinion of the Board of Directors of the Corporation is in competition with the business of the Corporation and/or its subsidiaries; provided, however, that nothing in this Agreement shall prohibit the Employee from owing stock or other securities of a competitor which do not exceed one percent (1%) of any class of such competitor's outstanding shares at any given time. Ownership of such shares exceeding one percent (1%) shall be subject to approval by the Board of Directors of the Corporation.

      (b) For a period of six months following his retirement or termination of employment with the Corporation, the Employee shall, upon the request of the President of the Corporation, provide such services to the Corporation as will insure the smooth transition of the Employee's duties to his successor in employment.

      (c) The Employee shall not engage in serious willful misconduct, including, but not limited to, the commission by him of a felony or the perpetration by him of a common-law or other fraud upon the Corporation or any of its subsidiaries.

      If the Employee breaches any of the conditions of this or any other paragraph of this Agreement, the Agreement shall immediately be terminated, and thereupon the Employee, his wife and all other persons shall forfeit all rights to any deferred compensation benefits that are thereafter due under this Agreement.

      11. Assignment. Neither the Employee nor his spouse shall have any right to alienate, encumber, sell, transfer, assign or otherwise dispose of the rights or benefits provided under this Agreement, and in the event of any attempted assignment, transfer or other disposition, the Corporation shall have no further liability hereunder.

      12. Unsecured Promise. The rights of the Employee and his spouse under this Agreement shall be solely those of an unsecured creditor of the Corporation. No asset of the Corporation shall be deemed to be held under any trust for the benefit of the Employee of his spouse, or to be security for the performance of the obligations of the Corporation hereunder.

      13. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Employee, his spouse and their legal representatives. This Agreement shall not be modified or amended except by a writing signed by both of the parities. This Agreement shall be construed in accordance with the laws of the State of Vermont. The invalidity or unenforceability of all or any part of any provision hereof shall in no way affect the validity or enforceability of any other provision or the remainder of any such provision.

      14.  Right to Accelerate Payment of Benefits.
      Notwithstanding any other provision of this Agreement with regard to the payment of benefits, the Corporation hereby reserves the right, in its sole discretion, to make one or more lump sum payments in lieu of any provisions hereof providing for any other manner of payment, without the consent of the Employee or his spouse; provided, however, that the Corporation may not pay any benefit after the date on which it would be due hereunder. Any lump sum payment so made shall be actuarially equivalent to the payments that it is replacing.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

In Presence of:                        BANKNORTH GROUP, INC

-------------------                    BY: /s/ John H. Barry
                                           -------------------------
                                           Its Duly Authorized Agent


/s/ Catherine A. John                  BY: /s/ William H. Chadwick
---------------------                      -----------------------
    Catherine A. John                          William H. Chadwick

/s/ Michael H. Venuti, Jr.
--------------------------
    Michael H. Venuti, Jr.


                                 HOWARD BANK

                    SERP - FASB EXPENSE FOR ONE EXECUTIVE
       BENEFIT IS BASED ON 25 YEARS OF SERVICE, WITH STATUTORY LIMITS
                               EXPENSE FUNDED

         VALUE OF               PROJECTED               EXPECTED                            ASSETS IF
         PROJECTED    SERVICE    BENEFIT     INTEREST   RETURN ON               TOTAL        EXPENSE
Year      BENEFIT      COST     OBLIGATION     COST      ASSETS       PSC      EXPENSE      IS FUNDED
-----------------------------------------------------------------------------------------------------


1990       44941       4221        17586        1407           0       2198        7826        7826
1991       97931       9197        46837        3747         626       5573       17891       26343
1992      160906      15111        90947        7276        2107       7393       27672       56122
1993      234783      22049       153119       12250        4490      10155       39964      100576
1994      321602      30203       237706       19016        8046      14770       55943      164565
1995      423517      39774       349862       27989       13165      23177       77775      255505
1996      543082      51002       495857       39669       20440      41315      111545      387491
1997      683432          0       683432       54675       30999          0      122777      541267